Exhibit 10.19(e)

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

Triple asterisks denote omissions.

GIACOMEL PTY LTD

and

ANTERIS AUS OPERATIONS PTY LTD

and

ANTERIS TECHNOLOGIES LTD

Deed of Variation of Lease Unit 1, 26 Harris Road, Malaga

lawyers

Level 5, The Grosvenor 12 St Georges Terrace Perth WA 6000 Tel: (08) 6244 3237 Fax: (08) 6245 3159 Ref: FVW/221938

Deed of variation of Lease	Cooper Webb Lawyers

This deed of variation of lease is made on 12th June 2023 between the following parties:

1.	Giacomel Pty Ltd (ACN 009 189 011) as trustee for the Adriano Property Unit Trust care of Prime Property Agency of Level 1, 66 Collingwood Street, Osborne Park in the State of Western Australia

(“Lessor”)

2.	Anteris Aus Operations Pty Ltd (ACN 095 710 339), previously Admedus Regen Pty Ltd, of 26 Harris Road, Malaga in the State of Western Australia

(“Lessee”)

3.	Anteris Technologies Ltd (ACN 088 221 078), previously Admedus Ltd, with registered address at “Toowong Tower” Level 3, 9 Sherwood Road, Toowong in the State of Queensland

(“Guarantor”)

Recitals

A.	The Lessor is the registered proprietor of the Land.

B.	The Lessee and the Lessor have agreed to confirm and extend the tenancy created by the Lease.

C.	The Lessee and the Lessor agree to vary the Lease subject only to and upon the terms and conditions hereinafter contained.

The parties agree in consideration of, among other things, the mutual promises contained in this deed:

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Annual Rental means the amount specified in Item 5 of the Schedule.

Business Day means a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday.

Extended Term means the period as described in Item 4 of the Schedule.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Land means the land described in Item 1 of the Schedule.

Lease means the lease described in Item 3 of the Schedule as amended, varied or supplemented from time to time.

Lessee includes his personal representatives and permitted assigns and where the Lessee is a corporation its successors and permitted assigns.

Deed of variation of Lease	Cooper Webb Lawyers

Lessee’s Covenants means all and any of the covenants, agreements and obligations contained or implied in the Lease or imposed by law to be performed by the lessee named in the Lease.

Lessor includes his personal representatives and permitted assigns and where the Lessor is a corporation its successors and permitted assigns.

Premises means the premises described in Item 2 of the Schedule.

Schedule means the schedule to this deed.

Special Conditions means the additional provisions as set out in Item 7 of the Schedule. If there is any inconsistency between these additional provisions and any other provisions of this Lease, the additional provisions will prevail.

1.2	Interpretation

In this deed:

(a)	words importing the singular include the plural and the converse;

(b)	words importing a gender include all genders;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	an expression importing a natural person includes an individual, a firm, a body corporate, an unincorporated association and any government agency;

(e)	a reference to anything (including any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(g)	a reference to legislation or to a provision of legislation includes any modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novation of, that document;

(i)	a reference to a party to a document includes that party’s successors and permitted substitutes (including persons taking by novation) and assigns;

(j)	a reference to a deed other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)	a deed, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(l)	nothing in this deed is to be interpreted against a party on the ground that the party put it forward; and

Deed of variation of Lease	Cooper Webb Lawyers

(m)	the meaning of terms is not limited by specific examples introduced by expressions “including” or “for example”, or similar expressions.

1.3	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

2.	Lessee’s covenants

The Lessee to the intent that the obligations may continue throughout the Extended Term covenants and agrees with the Lessor to duly and punctually:

(a)	pay the Annual Rental and all other moneys payable by the Lessee under the Lease at the times and in the manner set out in the Lease without any deduction whatsoever; and

(b)	perform and observe the covenants and stipulations contained or implied in the Lease on the part of the Lessee to be performed or observed or both.

3.	Rental Review during Extended Term(s)

The Lessee and Lessor agree that during the Extended Term(s) the Annual Rental will be reviewed in accordance with the provisions stated in this Deed.

4.	Lessor’s covenants

The Lessor, to the intent to bind the registered proprietor of the Land for the time being but not so as to render the Lessor personally liable.in damages for any breach except in the case of the Lessor’s own acts, omissions or defaults and only then while the Lessor is the registered proprietor of the Land, covenants with the Lessee during the Extended Term to perform and observe the covenants on the Lessor’s part to be performed and observed as are contained in the Lease.

5.	Variation of Lease

The Lease shall be varied as set out herein to the intent that from and including the commencement of this deed it shall be read and construed with those variations incorporated in the Lease and shall bind the parties to the Lease accordingly.

6.	Costs and expenses

It is hereby further agreed and declared by the parties:

(a)	The Lessee shall pay the costs of and incidental to the negotiations and instructions for and the preparation completion of this deed in duplicate and any duty on this deed and the counterparts hereof;

(b)	that the right of re-entry reserved by the Lease shall be exercisable by the Lessor not only in the events mentioned in the Lease as to the non-payment of the Annual Rental hereby reserved or any part or parts thereof but also in the event the Lessee shall fail to observe perform or fulfil any of the terms covenants and conditions on the Lessee’s part contained or implied herein; and

Deed of variation of Lease	Cooper Webb Lawyers

(c)	if after the expiration of the Extended Term or any extension or renewal thereof the Lessee with the consent of the Lessor holds over or continues in possession or occupation of the Leased Premises then the Lessee shall be a calendar monthly tenant only at the rental equal to one-twelfth of the Annual Rental and all other moneys payable by the Lessee for the twelve months immediately prior to expiration of the Extended Term and otherwise on the same covenants conditions and stipulations mutatis mutandis as are herein contained or implied and such monthly tenancy may be determined by one (1) calendar month’s notice in writing given at any time by either party to the other.

7.	General

7.1	GST

If any payment made by one party to any other party under or relating to this deed constitutes consideration for a taxable supply for the purposes of GST or any similar tax, the amount to be paid for the supply will be increased so that the net amount retained by the supplier after payment of that GST is the same as if the supplier was not liable to pay GST in respect of that supply. This provision is subject to any other agreement regarding the payment of GST on specific supplies, and includes payments for supplies relating to the breaches, termination, and indemnities arising from this deed.

7.2	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart.

(d)	Signed copies sent by facsimile can constitute a counterpart.

7.3	To the extent not excluded by law

The rights, duties and remedies granted or imposed under the provisions of this deed operate to the extent not excluded by law.

Deed of variation of Lease	Cooper Webb Lawyers

Schedule

Item 1:	Land

Lot 69 on Plan 56784 being the whole of the land comprised in Certificate of Title Volume 2709 Folio 870.

Item 2:	Premises

The Premises commonly known as Unit 1, 26 Harris Road, Malaga in the State of Western Australia.

Item 3:	Lease

The undated lease during 2009 between the Lessor and the then Lessee.

Deed of variation of lease made on 23 June 2014.

Deed of extension and variation of lease made on 19 February 2019.

Deed of assignment of lease made on 28 March 2023.

Item 4:	Current Term

Five (5) years commencing on 1 February 2019 and expiring on 31 January 2024.

Extended Term(s)

Two (2) years and six (6) months commencing 1 February 2024 and expiring on 31 July 2026.

Five (5) years commencing 1 August 2026 and expiring on 31 July 2031.

Item 5:	Annual Rental

[***] plus GST per annum, payable in advance by equal consecutive monthly instalments of [***] plus GST plus Outgoings.

Item 6:	Rent Review

Current Term

1 February 2019 to 31 January 2024:

Fixed at four percent (4%) annually and Market Review at taking the Extended Term commencing 1 February 2024 with no decrease provision.

Extended Term(s)

1 February 2024 to 31 July 2026:

Fixed at five percent (5%) annually and Market Review at taking the Extended Term commencing 1 August 2026 with no decrease provision.

1 August 2026 to 31 July 2031:

Fixed at four percent (4%) annually.

Item 7:	Additional Provisions

7.1

The Lessee must provide written notice to the Lessor or the Lessor’s agent that it intends to invoke further terms of the Lease, with the specific provision said notice must be not earlier than six (6) months and not later than three (3) months before the end of the then current Term.

7.2

All other terms and conditions remain.

Deed of variation of Lease	Cooper Webb Lawyers

Executed as a deed: Signed by Giacomel Pty Ltd (ACN 009 189 011) By Section 127 of the Corporations Act 2001:

/s/ Tristan Giacomel
Director	Director

Signed by Anteris Aus Operations Pty Ltd (ACN 095 710 339) By Section 127 of the Corporations Act 2001:

/s/ Stephen Anthony Denaro	/s/ Wayne Geoffrey Paterson
Director Stephen Anthony Denaro	Director Wayne Geoffrey Paterson

Signed by Anteris Technologies Ltd (ACN 088 221 078) By Section 127 of the Corporations Act 2001:

/s/ Wayne Geoffrey Paterson	/s/ Stephen Anthony Denaro
Director Wayne Geoffrey Paterson	Director/Secretary Stephen Anthony Denaro